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                                                                    EXHIBIT 99.3



           INSTRUCTIONS ON HOW TO USE THE SUBSCRIPTION WARRANT YOU'VE
                  RECEIVED FROM THE GENERAL CHEMICAL GROUP INC.

                    (CONSULT MELLON INVESTOR SERVICES LLC OR
                     YOUR BANK OR BROKER WITH ANY QUESTIONS)

      These instructions are being distributed to you in connection with the offering by The General Chemical Group Inc. ("GCG") of [__________] newly-issued shares of its common stock (the "Common Stock"), for a subscription price of $[____] per share (the "Subscription Price"), pursuant to subscription rights (the "Rights") distributed by GCG to the holders of record of its Common Stock (each, a "Holder") as of the close of business on [__________], 2001 (the "Record Date"). The Rights are described in the Prospectus, dated [__], 2001, for the offering (a copy of which accompanies these instructions) and are evidenced by a Subscription Warrant, which is registered on the books of GCG in your name (or the name of your bank, broker or other nominee holder, as appropriate).

      Each Holder is receiving [____] Rights for each share of Common Stock it held as of the Record Date. Holders are permitted to purchase one (1) share of Common Stock for each whole Right so received at the Subscription Price. (GCG is not granting fractional Rights; if a fractional Right would have been calculated for a Holder as a result of the ratio described above, the number of Rights granted to such Holder has been rounded up to the nearest whole Right.) This is a Holder's "Basic Subscription Privilege". In addition, any Holder that fully exercises its Basic Subscription Privilege may also purchase, at the Subscription Price, additional shares of Common Stock that are not purchased other shareholders pursuant to their Basic Subscription Privilege. This is a Holder's "Oversubscription Privilege". If there are insufficient shares to satisfy all exercised Oversubscpition Privileges, such remaining shares will be allocated pro rata based on the number of shares each subscribing Holder purchased under the Basic Subscription Privilege.

      The Rights will expire on [__________], 2001, at 5:00 p.m., New York City time, unless extended by GCG (the "Expiration Date"). You may not revoke any exercise of a Right.

      The number of Rights that you are receiving is printed on the face of your Subscription Warrant. You should indicate your wishes with regard to the exercise or transfer of your Rights by completing the appropriate form or forms on the back of your Subscription Warrant and returning the warrant to Mellon Bank, N.A., c/o Mellon Investor Services LLC, as the Subscription Agent, in the envelope provided.

      In order for you to validly exercise your Basic Subscription Privilege and, if you so desire, your Oversubscription Privilege, Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) must receive the following items from you prior to the Expiration Date:

      o Your Subscription Warrant, properly executed and delivered by you (or you must have timely complied with the Notice of Guaranteed Delivery requirements explained below and in the Prospectus); and

      o Payment in full of the Subscription Price for each share you wish to purchase under the Basic Subscription Privilege and the Oversubscription Privilege, including final clearance of any checks.




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      For more complete information on the terms of the offering, please see the discussion set forth under "The Rights Offering" in the Prospectus. Copies of the Prospectus are available upon request from Mellon Investor Services LLC, an affiliate of Mellon Bank, N.A. (toll free 1 (888) 232-7873).

1. How to Exercise Your Basic Subscription and Oversubscription Privileges

      To exercise your Basic Subscription and Oversubscription Privileges, complete Form 1 on the back of your Subscription Warrant and send your properly completed and executed warrant, together with payment in full of the Subscription Price for each share of Common Stock to which you are subscribing, to Mellon Investor Services LLC, an affiliate of Mellon Bank, N.A. Your payment of the Subscription Price must be in U.S. Dollars, and may be made by:

      o Uncertified check payable to Mellon Bank, N.A. (please allow at least seven business days for an uncertified check to clear);

      o Certified or cashier's check drawn upon a U.S. bank and payable to Mellon Bank, N.A.;

      o     U.S. postal money order payable to Mellon Bank, N.A.; or

      o Wire transfer of immediately available funds to the account maintained by Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) for such purpose at The Chase Manhattan Bank, New York, NY, ABA No. 021 000 021, Acct. No. 323-885489 MIS REORG CONTROL 2 for the benefit of The General Chemical Group Inc., Attention:
            Mellon Investor Services LLC, Cheryl Smith

      The Subscription Price will be deemed to have been received by Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) only upon (a) clearance of any uncertified check, (b) receipt by Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) of any certified or cashier's check drawn upon a U.S. bank or any U.S. postal money order or (c) collection of funds in the above-designated account of Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.). Please note that an uncertified check may take as many as seven business days to clear. Accordingly, Holders of Rights who wish to pay the Subscription Price by uncertified check are urged to pay for their subscriptions sufficiently in advance of the Expiration Date to ensure that such payment clears prior to the expiration of their Rights, and to consider making payment by means other than uncertified check.

      As an alternative to the standard method of exercising your Basic Subscription and Oversubscription Privileges, you may send (or cause your bank, broker or other nominee Holder to send) a written guarantee of delivery (a "Notice of Guaranteed Delivery") to Mellon Bank, N.A., c/o Mellon Investor Services LLC prior to the Expiration Date. Your Notice of Guaranteed Delivery form must be accompanied by payment in full of the Subscription Price for each share of Common Stock that you are subscribing for, which payment must be made in accordance with the payment procedures set forth above. This form provides for the guarantee of the delivery of your duly completed and executed Subscription Warrant within three New York Stock Exchange trading days following the date such form is delivered to Mellon Bank, N.A., c/o Mellon Investor Services LLC. The Notice of Guaranteed Delivery must be properly signed and completed by both:


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      o     You, as the holder of the subscription warrant (or if the
            subscription warrant is registered in the name of your bank, broker or other nominee holder, then by such bank, broker or other nominee holder); and

      o By a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to Mellon Investor Services LLC, an affiliate of Mellon Bank, N.A. (each of the foregoing being an "Eligible Institution").

      You may use the Notice of Guaranteed Delivery form that is provided by us, or any substantially equivalent form. No matter what form you elect to use, it must set forth (a) your name, (b) the number of Rights you hold, (c) the number of shares of Common Stock that you are subscribing for pursuant to your Basic Subscription Privilege, and (d) the number of shares of Common Stock, if any, you are subscribing for pursuant to your Oversubscription Privilege. Additional Notice of Guaranteed Delivery forms may be obtained upon request from Mellon Investor Services LLC, an affiliate of Mellon Bank, N.A. (toll free 1 (888) 232-7873).

      Banks, brokers or other nominee Holders who exercise subscription privileges on behalf of beneficial owners of Common Stock will be required to certify to GCG and Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) as to the aggregate number of Rights held by such beneficial owners and the number of shares of Common Stock that are being subscribed for by each beneficial owner on whose behalf such nominee Holder is acting.

      If you exercise less than all of the Rights evidenced by your Subscription Warrant, please indicate on Form 1 on the back of your Subscription Warrant whether you wish to receive a new warrant evidencing your unexercised Rights. If you do, Mellon Bank, N.A. (through its affiliate Mellon Investor Services LLC) will issue a new Subscription Warrant to you evidencing your unexercised Rights. Please note, however, that if you choose to receive a new Subscription Warrant, you may not receive such warrant in sufficient time to permit you to exercise the Rights evidenced thereby by the Expiration Date.

      In the event that you do not indicate on Form 1 the number of Rights you are exercising, or if you do not forward full payment of the Subscription Price for the number of shares of Common Stock you stated on Form 1 that you were subscribing for, GCG and Mellon Bank, N.A. (through its affiliate Mellon Investor Services LLC) will deem you to have exercised the maximum number of Rights that may be exercised for the payment you delivered. If the payment you delivered exceeds the amount required to exercise your Basic Subscription Privilege in full, you will be deemed to have exercised your Oversubscription Privilege to subscribe for the maximum number of shares of Common Stock that may be purchased for the payment you delivered. Any funds delivered by you that remain unused after this procedure is undertaken will be refunded to you (without interest) as soon as practicable following the Expiration Date.

      2. How to Exercise Your Basic Subscription and Oversubscription Privileges Through Your Bank, Broker or other Nominee Holder

      To exercise your Basic Subscription and Oversubscription Privileges through your bank, broker or other nominee Holder, complete Form 2 on the back of your Subscription Warrant and then deliver your warrant to your bank, broker or other nominee Holder, who you should instruct


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to guarantee (or have guaranteed by an Eligible Institution) your signature at the bottom of Form 2. Your Subscription Warrant should be delivered to your bank, broker or other nominee Holder in ample time for it to be exercised.

      Your bank, broker or other nominee Holder cannot issue Subscription Warrants; if you wish to exercise less than all of the Rights evidenced by your Subscription Warrant. In that, if you would also like to have a Subscription Warrant evidencing your unexercised Rights, then you or your bank, broker or other nominee Holder must either (1) at the time of exercise, instruct Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) to issue a new warrant evidencing such Rights to you or (2) first have your Subscription Warrant divided into multiple warrants of appropriate denominations (see item 6 below).

3. How to Properly Execute Your Subscription Warrant

      Execution by Registered Holder. The signature on your subscription warrant must correspond to the name of the Holder as it appears on the face of the warrant, without any alteration or change whatsoever.

      Execution by Person Other than Registered Holder. Anyone signing a subscription warrant in a representative or fiduciary capacity must indicate his or her capacity when signing and, unless waived by Mellon Bank, N.A. (acting through its affiliate Mellon Investor Services LLC) in its sole and absolute discretion, must present to Mellon Bank, N.A., c/o Mellon Investor Services LLC satisfactory evidence of his or her authority to so act.

      Signature Guarantee of Transfer. If you are transferring all or a portion of your Rights and you are not a bank or broker your signature in Form 2 of the subscription warrant must be guaranteed by an Eligible Institution if.

4. How to Deliver Your Subscription Warrant and Payment to the Subscription
Agent

      The method of delivery of the Subscription Warrants and payment of the Subscription Price to Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) will be at the election and risk of the Holder.

      The following are the addresses and facsimile number for deliveries to Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.):

          By mail:             By hand delivery:       By overnight courier:

                                  120 Broadway           85 Challenger Road
      P.O. Box 3301                13th Floor             Overpeck Center
South Hackensack, NJ 07606     New York, NY 10271    Ridgefield Park, NJ 07660

                           By facsimile transmission:

                                1 (201) 296-4293

      You should confirm receipt of all facsimile transmissions by calling Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) at 1 (201) 296-4860.


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      Neither GCG nor Mellon Bank, N.A. or its affiliate Mellon Investor
Services LLC is liable for deliveries that are not timely received. If you send your Subscription Warrant and payment by mail, you are urged to send them by registered mail, properly insured, with return receipt requested, and to allow a sufficient number of days to ensure delivery and clearance of payment prior to the Expiration Date. Because uncertified personal checks may take at least seven business days to clear, you are strongly urged to pay, or arrange for payment, by certified or cashier's check drawn upon a U.S. bank, U.S. postal money order or wire transfer of funds.

5. How to Transfer All or Part of Your Rights to a Permitted Transferee

      As a general rule, the Rights evidenced by your Subscription Warrant are not transferable, and GCG has not authorized Mellon Bank, N.A. or its affiliate Mellon Investor Services LLC to recognize the validity of any purported transfer of Rights. Notwithstanding the general rule, however, you may transfer all or any portion of your Rights to one or more Permitted Transferees (as defined below). To transfer your Rights, complete Form 2 on the back of your subscription warrant and have your signature guaranteed by an Eligible Institution. Any purported transfer by you will not be deemed effective by GCG or Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) until you certify to Mellon Bank, N.A., c/o Mellon Investor Services LLC that your transferee named on Form 2 is a Permitted Transferee. GCG or Mellon Bank, N.A. (through its affiliate Mellon Investor Services LLC) may request proper showing of your relationship to such transferee and, if not satisfied, may, in its sole and absolute discretion, refuse to give effect to the purported transfer.

      A Subscription Warrant evidencing Rights that have been properly transferred may be exercised by the transferee of such Rights without having a new subscription warrant issued. Please note that only Mellon Bank, N.A. (through its affiliate Mellon Investor Services LLC) may issue subscription warrants; if you wish to transfer less than all of the Rights evidenced by your subscription warrant, and would also like to have a Subscription Warrant evidencing the Rights you have not transferred, then you or your bank, broker or other nominee Holder must either (1) at the time of transfer, instruct Mellon Bank, N.A., c/o Mellon Investor Services LLC to issue a new warrant evidencing such Rights to you or (2) first have your Subscription Warrant divided into multiple warrants of appropriate denominations.

      As used herein, the term "Permitted Transferee" means: (a) a Holder's immediate relatives (i.e., spouse, children and parents); (b) entities wholly-owned or controlled by such Holder; (c) if the Holder is a corporation or partnership owned or controlled by one person or entity, the person or entity that owns or controls such Holder; (d) if the Holder is a trust, the settlors, grantors, trustees or beneficiaries of such Holder or immediate relatives or entities wholly-owned or controlled by such settlors, grantors, trustees or beneficiaries; and (e) transferees by operation law in the event of death or dissolution of a Holder.

      You should allow a minimum of seven to ten days for your Permitted Transferee to exercise the Rights you have transferred. Neither GCG nor Mellon Bank, N.A. or its affiliate Mellon Investor Services LLC will be liable to the transferor or transferee of Rights if the Subscription Warrant evidencing such Rights (or other required documents) is not received by Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) prior to the Expiration Date.


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6. How to Have Your Subscription Warrant Divided into Smaller Denominations

      To have the Subscription Warrant evidencing your Rights divided into smaller denominations, please send your warrant, together with complete, plainly-written, separate instructions (including specification of the denominations into which you wish your warrant to be divided) signed by you, to Mellon Bank, N.A., c/o Mellon Investor Services LLC at the addresses or facsimile number set forth in item 3 above. You may ask a bank or broker to take such action on your behalf. In any event, you must complete Form 2 on the back of your subscription warrant and have your signature guaranteed by an Eligible Institution if you wish to have any new subscription warrants issued in a name other than yours that in which the old subscription warrant was issued.

      Please note that you may only divide your warrant into lesser denominations of whole Rights; Mellon Bank, N.A. (through its affiliate Mellon Investor Services LLC) will not issue new warrants evidencing fractional rights.

      Please be sure to allow sufficient time for your new Subscription Warrants to be issued and delivered by Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.), so that such warrants may be exercised by you or your Permitted Transferees prior to the Expiration Date. Neither GCG nor Mellon Bank, N.A. or its affiliate Mellon Investor Services LLC can guarantee that you or your Permitted Transferees will receive such warrants in time to exercise the Rights evidenced thereby by the Expiration Date.

7. Special Provisions Relating to the Delivery of Rights Through The Depository Trust Company

      In the case of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the beneficial owner's Basic Subscription Privilege (but not its Oversubscription Privilege) may be effected by instructing DTC to transfer the Rights (such Rights being "DTC Exercised Rights") to the DTC account of Mellon Bank, N.A., c/o Mellon Investor Services LLC, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to such beneficial owner's Basic Subscription Privilege.

      The Oversubscription Privilege in respect of DTC Exercised Rights may not be exercised through DTC. Rather, the holder of a DTC Exercised Right may exercise the Oversubscription Privilege in respect of such DTC Exercised Right by properly executing and delivering to Mellon Bank, N.A., c/o Mellon Investor Services LLC, prior to the Expiration Date, a DTC Participant Oversubscription Exercise form, together with payment of the appropriate Subscription Price for the shares of Common Stock being subscribed for pursuant to the Oversubscription Privilege. Copies of the DTC Participant Oversubscription Exercise form are available from Mellon Investor Services LLC, an affiliate of Mellon Bank, N.A. (toll free 1 (888) 232-7873).

      If a Notice of Guaranteed Delivery form is delivered in connection with the exercise of DTC Exercised Rights, and such Notice of Guaranteed Delivery form also relates to the exercise of the Oversubscription Privilege relating to such DTC Exercised Rights, then a DTC Participant Oversubscription Exercise Form must accompany such Notice of Guaranteed Delivery form and be received by Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) on or prior to the Expiration Date.


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8. Substitute Form W-9

      If you elect to exercise any Rights, you should provide Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.), with a correct Taxpayer Identification Number (a "TIN") on Substitute Form W-9, a copy of which accompanies these instructions. Failure to provide a TIN may subject you to federal income tax withholding with respect to any future dividends paid by GCG on shares of Common Stock purchased in this offering. Additional copies of the Substitute Form W-9 may be obtained upon request from Mellon Investor Services LLC, an affiliate of Mellon Bank, N.A. (toll free 1 (888) 232-7873).

9. Delivery of the Shares of Common Stock that You Purchase in the Offering

      If you or your Permitted Transferees (if any) exercise any Rights, as soon as practical after the Expiration Date, Mellon Bank, N.A. (through its affiliate Mellon Investor Services LLC) will deliver to you and your Permitted Transferees, if any, (1) one or more certificates representing the shares of Common Stock purchased by you and them in this offering, whether through exercise of the Basic Subscription Privilege, the Oversubscription Privilege or both, and (2) any excess funds paid to Mellon Bank, N.A. (or its affiliate Mellon Investor Services LLC) in connection with such exercises. All such excess funds, if any, will be returned without interest. Unless you instruct Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.), all deliveries will be made to the addresses set forth on the subscription warrants issued to you or your Permitted Transferees.


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